SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR (g) OF
               THE SECURITIES EXCHANGE ACT OF 1934

              Household Consumer Loan Trust 1997-1
      (The Trust which issued the Notes registered hereby)

                  Household Finance Corporation
            (Administrator of the Trust named herein)

    Delaware                                Applied For
(State of Incorporation)                (I.R.S. Employer
                                        Identification Number)
  2700 Sanders Road
  Prospect Heights, Illinois                60070
(Address of principal                   (Zip Code)
 executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class                Name of each exchange on which
to be so registered                each class is to be registered

      None                                    None


Securities to be registered pursuant to Section 12(g) of the Act:

                       Title of each Class

(i) Class A-1 Notes of Household Consumer Loan Trust 1997-1 issued pursuant to Registration Statement 333-20147.

(ii) Class A-2 Notes of Household Consumer Loan Trust 1997-1 issued pursuant to Registration Statement 333-20147.

(iii) Class A-3 Notes of Household Consumer Loan Trust 1997-1 issued pursuant to Registration Statement 333-20147.

Item 1.   Description of Registrant's Securities to be Registered.

          Incorporated by reference to the Prospectus dated March
          4, 1997, filed pursuant to Rules 424(b)(1) and 430A on March 5, 1997 (File No. 333-20147).



Item 2.   Exhibits.

No.       Description

1 Trust Agreement dated as of March 1, 1997 (incorporated by reference to the Current Report on Form 8-K for March 20, 1997, File No. 333-20147).

2 Pooling and Servicing Agreement dated as of September 1, 1995 (incorporated by reference to the Current Report on Form 8-K for September 28, 1995, File No. 333-95220).

3 Registration Statement No. 333-20147 (incorporated by reference).

4         Series 1997-1 Supplement dated as of March 1, 1997
          (incorporated by reference to the Current Report on Form 8-K for March 20, 1997, File No. 333-20147).

5 Indenture dated March 1, 1997 (incorporated by reference to the Current Report on Form 8-K for March 20, 1997,
          File No. 333-20147).

                            SIGNATURE


Pursuant to the Requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                    Household Consumer Loan Trust 1997-1
                    By: Household Finance Corporation

                    (as Administrator of the Trust)






                    By:   /s/ J. W. Blenke
                              J. W. Blenke
                              Authorized Representative





Date:  October 17, 1997